UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, California 95014

(Address of Principal Executive Office) (Zip Code)

(408) 213-0940

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Title of class of registered securities	Ticker Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	AMTX	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Aemetis, Inc. (“Aemetis”) and its subsidiary Aemetis Biogas LLC (“ABL”) entered into a Federal Renewable Energy Investment Tax Credit Purchase and Sale Agreement, effective as of September 29, 2023 (the “Agreement”). Pursuant to the Agreement, ABL sold U.S. federal tax credits to a purchaser pursuant to the Internal Revenue Code (“IRC”), in exchange for a single fixed payment to be paid by the purchaser to ABL within five business days of the Agreement, which is October 6, 2023. The purchaser is a company with no relation to Aemetis or ABL other than the Agreement.

ABL is entitled to the tax credits pursuant to IRC Section 48 based on ABL’s investments in “qualified biogas property,” as defined in Section 48, made by ABL prior to the date of the Agreement. The credits have been assigned to the purchaser pursuant to IRC Section 6418.

Aemetis issued a press release on October 2, 2023 related to the Agreement, a copy of which is furnished as an attachment to this Form 8-K.

Item 9.01 Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press Release announcing Aemetis Biogas closing of $53 million sale of IRA Tax Credits

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

October 5, 2023	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chairman/Chief Executive Officer

3